Exhibit 10.38

SALE AGREEMENT

dated as of December 1, 2016

between

ENOVA INTERNATIONAL, INC.,
as Seller,

and

EFR 2016-2, LLC,
as Debtor

EXHIBITS

Exhibit A	-	Form of Consumer Loans Assignment

i

This SALE AGREEMENT, is entered into as of December 1, 2016 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and between Enova International, Inc., a Delaware corporation, as Seller (the “Seller”), and EFR 2016-2, LLC, a Delaware limited liability company, as Debtor (the “Debtor”).

RECITALS:

WHEREAS, the Seller is willing to sell Consumer Loans and Other Conveyed Property to the Debtor from time to time; and

WHEREAS, the Debtor desires to purchase from the Seller, from time to time, such Consumer Loans and Other Conveyed Property.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1Definitions.  Whenever used in this Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Part I of Appendix A to the Loan and Security Agreement, dated as of the date hereof (the “Loan and Security Agreement”), by and between the Debtor and RedPoint Capital Funding, LLC, a Texas limited liability company, as Lender (the “Lender”), which is incorporated by reference herein and made a part hereof.  The rules of construction set forth in Part II of Appendix A to the Loan and Security Agreement shall be applicable to this Agreement and be incorporated by reference herein and made a part hereof.

Article II

CONVEYANCE OF CONSUMER LOANS

Section 2.1Conveyance of Consumer Loans.

(a)In consideration of the Debtor’s delivery to, or as may be directed by, the Seller on any Purchase Date of the Purchase Price therefor, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Debtor, without recourse (except as otherwise provided herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

(i)the Related Consumer Loans set forth in the .csv file delivered in connection with each Consumer Loans Assignment executed and delivered by the Seller on each Purchase Date and all monies received with respect to such Related Consumer Loans on and after the related Cutoff Date;

(ii)the Consumer Loan File related to each Related Consumer Loan and any and all other Instruments, including Promissory Notes (each as defined in the Code), if any, and other documents relating to the Related Consumer Loans and the related Obligors acquired by the Seller pursuant to the Transfer Agreement;

(iii)all right, title and interest of the Seller in, to and under the Transfer Agreement;

(iv)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Debtor or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller; and

(v)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

(b)The Debtor shall purchase and the Seller shall transfer to the Debtor the Related Consumer Loans and the Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date:

(i)the Seller shall have provided the Debtor, each Asset Servicer, the Backup Servicer and the Master Servicer with either access to an FTP website or a copy of a data tape or other electronic file that, in either case, contains information regarding the Related Consumer Loans and shall have provided any information reasonably requested by the Debtor, each Asset Servicer or the Master Servicer with respect to itself or the Related Consumer Loans, as applicable;

(ii)the Seller shall have deposited into the Collateral Deposit Account all Collections received (if any) on and after the Cutoff Date in respect of the Related Consumer Loans to be purchased by the Debtor on such Purchase Date;

(iii)as of each Purchase Date, (A) the Seller shall be Solvent and shall not fail to be Solvent as a result of the transfer of the Related Consumer Loans on such Purchase Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfers shall not have been made with actual intent to hinder, delay or defraud any Person, and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(iv)no Event of Default under the Loan and Security Agreement shall have occurred and be continuing;

(v)each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Related Consumer Loans to be purchased on such Purchase Date shall be true and correct as of the related Purchase Date and the Seller shall have performed all obligations required to be performed by it hereunder or in any Consumer Loans Assignment on or prior to such Purchase Date;

(vi)the Seller shall have taken all actions required to maintain the ownership interest of the Debtor in the Related Consumer Loans and Other Conveyed Property;

(vii)no selection procedures adverse to the interests of the Debtor or the Lender shall have been utilized in selecting the Related Consumer Loans to be sold on such Purchase Date;

(viii)no Asset Servicer Default or Master Servicer Default shall have occurred and be continuing;

(ix)to the extent not already in possession of the Master Servicer, the Seller or its designee shall have delivered each related Consumer Loan File to the Master Servicer no later than two (2) Business Days prior to the requested Purchase Date; and

(x)the Seller shall have executed and delivered to the Debtor a Consumer Loans Assignment in the form of Exhibit A with respect to the Related Consumer Loans and Other Conveyed Property related thereto to be purchased on such Purchase Date.

Section 2.2Payment of Purchase Price and Acceptance by Debtor.

(a)In consideration for the sale of the Related Consumer Loans and Other Conveyed Property described in Section 2.1(a) or the related Consumer Loans Assignment, the Debtor shall, on each Purchase Date on which Related Consumer Loans are transferred hereunder, pay to or upon the order of the Seller the Consumer Loan Value of the Related Consumer Loans (the “Purchase Price”).  The Debtor and the Seller agree that the Purchase Price paid with respect to any Consumer Loans shall represent fair and reasonably equivalent value for the Consumer Loans then sold and purchased.  A portion of the Purchase Price shall be paid to the Seller in immediately available funds and the balance of such purchase shall be paid through a deemed capital contribution from the Seller of the applicable amount to the equity of the Debtor (which, if the Debtor is owned directly by the Seller, shall be effected by a consecutive series of deemed contribution by each intermediate entity in the ownership chain to its subsidiary until such contribution is received by the Debtor).  The amount of the deemed capital contribution shall be duly recorded by the Seller and the Debtor.  The Debtor hereby accepts all consideration conveyed by the Seller pursuant to Section 2.1(a), and declares that the Debtor shall hold such consideration subject to the terms and conditions of the Loan and Security Agreement, this Agreement and the Consumer Loans Assignment.  The Debtor hereby agrees to and accepts the appointment and authorization of NetCredit Loan Services, LLC as Master Servicer under Section 2.01 of the Servicing Agreement.

(b)Immediately upon the conveyance to the Debtor by the Seller of the Related Consumer Loans and Other Conveyed Property pursuant to Section 2.1 and the related Consumer Loans Assignment, all right, title and interest of the Seller in and to such Related Consumer Loans and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Debtor.

Section 2.3	Transfers Intended as Sales. It is the intention of the Seller and the Debtor that each transfer and assignment contemplated by this Agreement and each Consumer Loans

Assignment shall constitute an absolute and irrevocable sale of the Related Consumer Loans and Other Conveyed Property from the Seller to the Debtor (and not a loan or secured borrowing), free and clear of all liens and rights of others, and it is intended that the beneficial interest in and title to the Related Consumer Loans and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a petition by or against the Seller under any bankruptcy or insolvency law.  In the event that, notwithstanding the intent of the Seller and the Debtor, the transfer and assignment contemplated hereby or by any Consumer Loans Assignment is held not to be a sale, this Agreement and each Consumer Loans Assignment shall constitute a security agreement under applicable law and the Seller hereby grants to the Debtor a security interest in the Related Consumer Loans and Other Conveyed Property, which security interest has been ultimately assigned to the Lender pursuant to the Loan and Security Agreement.

Article III

THE CONSUMER LOANS

Section 3.1Representations and Warranties of the Seller.  The Seller makes the following representations and warranties to the Debtor as to the Related Consumer Loans conveyed to the Debtor pursuant to Section 2.1(a) above, on which the Debtor relies in acquiring the Related Consumer Loans on each Purchase Date, and on which the Lender will rely in making Advances under the Loan and Security Agreement.  All such representations and warranties shall survive the sale, transfer and assignment of the Related Consumer Loans to the Debtor and the pledge thereof to the Lender pursuant to the Loan and Security Agreement.

(a)Characteristics of Consumer Loans.  Each Related Consumer Loan is an Eligible Consumer Loan and no selection procedures adverse to any party hereto have been utilized in selecting the Related Consumer Loans to be sold hereunder.

(b)Schedule of Consumer Loans.  The information with respect to the Related Consumer Loans set forth in the .csv file delivered in connection with the related Consumer Loans Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date.

(c)Title.  No Related Consumer Loan or Other Conveyed Property has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Debtor.  Immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Related Consumer Loan and the Other Conveyed Property and the Seller was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Debtor, the Debtor shall have good and marketable title to the Consumer Loans and the Other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens.

(d)Lawful Assignment; No Consent Required.  No Related Consumer Loan has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Related Consumer Loan under this Agreement.  The Seller has not entered into any agreement that prohibits, restricts or conditions the assignment of any portion of the Related Consumer Loans.  No consent by any Person is required under any agreement or applicable law for the validity of such sales, transfers and assignments.

(e)All Filings Made.  All filings (including Code filings or other actions) necessary in any jurisdiction to give the Debtor a first priority perfected ownership interest in the Related Consumer Loans and the Other Conveyed Property, including the proceeds of the Related Consumer Loans, shall have been made, given, taken or performed.

(f)No Impairment.  Neither the Seller nor the Debtor has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Consumer Loan or otherwise to impair the rights of the Debtor or the Lender in any Related Consumer Loan or the proceeds thereof.

(g)Consumer Loans Not Assumable.  No Related Consumer Loan is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Debtor or the Seller with respect to such Related Consumer Loan.

(h)Creation of Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the Code) in the Related Consumer Loans and the Other Conveyed Property in favor of the Debtor, which security interest is prior to all other Liens (other than Permitted Encumbrances) and is enforceable as such as against creditors of and purchasers from the Seller.

(i)Perfection of Security Interest in Consumer Loans and Other Conveyed Property.  The Seller has caused the filing of all appropriate financing statements and amendments thereto in the proper filing office in the appropriate jurisdictions under applicable law, in order to perfect the first priority security interest in the Related Consumer Loans and the Other Conveyed Property granted to the Debtor hereunder pursuant to Section 2.3 and the related Consumer Loans Assignment.

(j)No Other Security Interests by the Seller.  Other than the security interest granted to the Debtor pursuant to Section 2.3 and the related Consumer Loans Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Related Consumer Loans or Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof.  The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering any portion of the Related Consumer Loans and the Other Conveyed Property, other than any financing statement relating to the security interest granted to the Debtor hereunder, or that has been terminated or released as to the Related Consumer Loans and the Other Conveyed Property.  The Seller is not aware of any judgment or tax lien filings against the Seller.

(k)Records.  On or prior to each Purchase Date, the Seller shall have caused its records (including electronic ledgers) relating to each Related Consumer Loan to be conveyed by it on such Purchase Date to be clearly and unambiguously marked to reflect that such Related Consumer Loan was conveyed by it to the Debtor.

(l)Computer Information.  The electronic information made available by the Seller to the Debtor with respect to each Purchase Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Consumer Loans set forth in the .csv file delivered in connection with the related Consumer Loans Assignment.

(m)No Pre-existing Indebtedness.  The Seller is not transferring any Related Consumer Loan to the Debtor in connection with any pre-existing indebtedness.

Section 3.2

Repurchase Upon Breach.  The Seller shall inform the Debtor and the Lender promptly, in writing, upon the discovery of (or upon receiving notice from the Lender of) any breach of the representations and warranties made by the Seller in Section 3.1 of this Agreement.  Unless the breach shall have been cured within thirty (30) day following the notice to the Debtor and the Lender of such breach, the Seller shall, within ten (10) Business Days of the end of such thirty (30) day period, repurchase the applicable Related Consumer Loan.  In consideration of the repurchase of any Related Consumer Loan, the Seller shall remit to the Collateral Deposit Account the Consumer Loan Repurchase Price on the date of such repurchase.  Upon the deposit of the Consumer Loan Repurchase Price in respect of any such Consumer Loans into the Collateral Deposit Account, the Debtor shall cause the Master Servicer to release the related Consumer Loan File and the Debtor and the Lender shall execute and deliver (at the expense of the Seller) all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Debtor and the Lender and necessary to vest in the Seller title to such Consumer Loans.  The purchase obligations of the Seller under this Section 3.2 shall be continuing and shall survive the termination of the Servicing Agreement and any termination of the Master Servicer.  The sole remedies of the Debtor under this Agreement with respect to any Consumer Loans as to which a breach of representations and warranties pursuant to Section 3.1 of this Agreement has occurred shall be to enforce the Seller’s obligation to repurchase such Consumer Loans pursuant to this Section 3.2.

Article IV

THE SELLER

Section 4.1

Representations of the Seller.  The Seller makes the following representations and warranties to the Debtor as to itself, on which the Debtor and the Lender rely until the Loan and Security Agreement is terminated.  All such representations and warranties shall survive the sale, transfer and assignment of the Related Consumer Loans to the Debtor and the pledge thereof to the Lender pursuant to the Loan and Security Agreement.

(a)The Seller is an entity duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all states where such qualification is required, except in those states where the failure to be so qualified has not had and could not be reasonably expected to have, a Material Adverse Effect, has all necessary corporate power and authority to enter into this Agreement and each other Loan Document to which it is a party and to perform all of its obligations hereunder and thereunder.

(b)The Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which the Seller is a party are the legal, valid and binding obligations of the Seller, and are enforceable against the Seller in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

(c)The execution, delivery and performance by the Seller of this Agreement and each of the Loan Documents to which it is a party does not and shall not (i) violate any provision of any applicable law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, (ii) violate any provision of its articles of incorporation, by-laws or formation documents or (iii) result in a breach of or constitute a default under the terms of any indenture, loan, credit agreement or any other agreement, lease or instrument to which the Seller is a party or by which it or any of its assets or properties may be bound or affected; and the Seller is not in default of any such law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other Governmental Authority is or shall be required in connection with the execution, delivery or performance by the Seller of this Agreement and each other Loan Document for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e)There is no action, suit, proceeding or investigation pending or threatened against or affecting the Seller before or by any court, administrative agency or other Governmental Authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

(f)The Seller and each of its Subsidiaries are in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.

Section 4.2	Additional Covenants.

(a)Sale.  The Seller agrees to treat the conveyances hereunder as sales for all purposes (including legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents, and from and after the Purchase Date relating to any Related Consumer Loans, the Seller shall not take any action inconsistent with the Debtor’s absolute ownership of the Related Consumer Loans and shall not claim any ownership interest in the Related Consumer Loans; provided, that the financial statements of the Debtor may be consolidated with those of the Seller in accordance with GAAP.  The Seller shall not make any transfer of Consumer Loans hereunder if the Seller or the Debtor is then insolvent or would be rendered insolvent thereby.

(b)Non-Petition.  The Seller covenants and agrees that, to the fullest extent permitted by applicable law, it shall not take any action to pursue any remedy against the Debtor that it may have hereunder, in law, in equity or otherwise, until one (1) year and one (1) day have passed since the date on which the Advances have been paid in full.  The Debtor and the Seller agree that damages shall not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Debtor.

(c)Cooperation.  If an Event of Default shall have occurred and be continuing, the Seller and the Debtor shall cooperate with and provide all information and access reasonably requested by the Lender in connection with any actions taken in connection therewith pursuant to the Loan Documents.

(d)Accounts.  The Seller covenants and agrees it shall not direct any Person to deposit any Collections with respect to the Related Consumer Loans in any account other than the Collateral Deposit Account.

(e)Solvency.  The Seller shall not fail to be Solvent by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the capital remaining in the Seller is not now and shall not foreseeably become unreasonably small to permit the Seller to carry on its business and transactions and all businesses and transactions in which it is about to engage.  The Seller does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(f)Changes to the Underwriting Guidelines.  The Seller shall (i) deliver a written summary on or prior to the tenth calendar day of each month (or if the tenth calendar day of any given month is not a Business Day, the next following Business Day) of the immaterial changes or modifications that have been made to the Underwriting Guidelines (each, an “Immaterial Underwriting Amendment”) since delivery of the prior summary delivered pursuant to this Section 4.2(f)(i) (or in the case of the initial summary, since the Closing Date), to the Debtor and the Lender, and (ii) promptly furnish notice to the Debtor and the Lender of any material proposed change or modification to the Underwriting Guidelines (each, a “Material Underwriting Amendment”) and any such Material Underwriting Amendment may only be made with the prior consent of the Lender; provided, that if the Lender has not consented to such Material Underwriting Amendment within ten (10) Business Days of receipt of notice thereof, the Lender shall use commercially reasonable efforts to address such Material Underwriting Amendment in a mutually agreeable manner within thirty (30) Business Days of the Lender’s receipt of such notice; provided further that if the Lender does not consent to such Material Underwriting Amendment by the end of such thirty (30) Business Day period, such Material Underwriting Amendment may become effective solely with respect to Consumer Loans that are not Eligible Consumer Loans. If an item designated as an Immaterial Underwriting Amendment in the written summary described above in clause (i) is deemed a Material Underwriting Amendment by the Lender or if a Material Underwriting Amendment described above in clause (ii) is enacted without the prior consent of the Lender, then the Seller shall within five (5) Business Days of receiving any request to do so from the Lender repurchase in accordance with Section 3.2 any and all Consumer Loans (x) that were originated from the date of such Immaterial Underwriting Amendment or Material Underwriting Amendment, as applicable, was made effective and that were sold to the Debtor and (y) that but for such Immaterial Underwriting Amendment or Material Underwriting Amendment would not have otherwise been an Eligible Consumer Loan.

Section 4.3	Liability of the Seller; Indemnities.

(a)The Seller shall defend, indemnify and hold harmless the Debtor, the Lender and their Affiliates and their respective officers, directors, agents and employees for any liability as a result of the failure of a Consumer Loan conveyed to the Debtor pursuant to Section 2.1(a) above to be conveyed in compliance with all requirements of law (including any Governmental Rules) and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(i)any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Loan Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Debtor, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Note) and costs and expenses in defending against the same;

(ii)any loss, liability or expense incurred by reason of the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(iii)any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Loan Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified party;

(iv)any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to the Seller’s representations and warranties, covenants or other agreements contained herein or in any other Loan Document to which the Seller is a party; or

(v)any and all costs, expenses, awards, penalties, fines, damages, levies, reasonable and documented attorneys’ fees, or monetary costs of any kind (other than discharges in proceedings under Debtor Relief Laws) arising out of or relating to any (a) Governmental Action pertaining in any way to the Consumer Loans, or (b) any claim, lawsuit, or arbitration of any kind asserted by a non-governmental party related to the Consumer Loans.

(b)Indemnification under this Section 4.3 shall survive the termination of this Agreement and the other Loan Documents and shall include reasonable and documented fees and expenses of counsel.  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have under applicable law, hereunder or under any other Loan Document.

Notwithstanding any provision of this Section 4.3 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require the Seller to provide any indemnification hereunder or under any other Loan Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses on or the diminution in value of the Consumer Loans or Other Conveyed Property.

Article V
MISCELLANEOUS

Section 5.1

Notices.  Except when telephonic notice is expressly authorized by this Agreement, any notices, requests demands, directions, consents, waivers, authorizations or other communications to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier, electronic mail or United States mail (postage prepaid) addressed to such party at the address specified in Section 16 of the Loan and Security Agreement.

Section 5.2

Prior Agreements Superseded.  This Agreement, together with the other Loan Documents, constitutes the sole and entire agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Loan Documents.

Section 5.3

Amendment.  The parties hereto may not amend, modify or waive any provision hereof without the prior consent of the Lender, except that, following the delivery by the Debtor and the Seller to the Lender of a description of such amendment and an Officer’s Certificate certifying that each of the Debtor and the Seller reasonably believes that such amendment will not have a Material Adverse Effect and is not reasonably expected to have a Material Adverse Effect at any time in the future, the Debtor and the Seller may amend this Agreement for any of the following purposes:

(a)to add to the covenants of the Debtor or the Seller, or to surrender any right or power herein conferred upon the Debtor or the Seller, in each case for the benefit of the Lender;

(b)to cure any ambiguity, or to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

(c)to qualify for sale treatment of the transactions contemplated by this Agreement under GAAP.

Section 5.4

Parties Bound.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and permitted assigns.

Section 5.5

Assignment.  Neither party hereto may assign or delegate its rights, duties or obligations hereunder or interest herein (i) to any entity which is not a Subsidiary of the Seller without (x) the prior consent of the Lender and (y) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Loan Documents, or (ii) to a Subsidiary of the Seller without (y) the assignor delivering an Officer’s Certificate to the Lender certifying that such assignment or delegation will not have a Material

Adverse Effect on the Lender and (x) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Loan Documents.  Any assignment or other transfer in violation of this provision shall be void.

Section 5.6

Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or other electronic means (including PDF signatures).

Section 5.7

Severability of Provisions.  Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.8

Further Instruments.  Each party hereto shall from time to time authorize, execute or deliver, and shall cause each of its subsidiaries to authorize, execute or deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as the Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Section 5.9

Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Section 5.10	Consent to Jurisdiction.

(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR THE NOTE, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK AND THE BOROUGH OF MANHATTAN.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY HERETO AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 16 OF THE LOAN AND SECURITY AGREEMENT AND TO ANY PROCESS AGENT SELECTED BY SUCH PARTY IS SUFFICIENT TO CONFER

PERSONAL JURISDICTION OVER EACH PARTY HERETO IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) AGREES THAT THE LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

(b)EACH OF THE DEBTOR AND THE SELLER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS PERTAINING TO IT AS SPECIFIED IN SECTION 5.1.  ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE DEBTOR OR THE SELLER IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 5.11

Waiver of Jury Trial.  EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 5.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE ISSUED UNDER THE LOAN AND SECURITY AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 5.12

Third-Party Beneficiaries. The Seller acknowledges that the Debtor has pledged all of its rights, title and interest in and to this Agreement to the Lender. The Lender is an express third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto.

Section 5.13	Termination. This Agreement shall terminate and be of no further force or effect upon the termination of the Loan and Security Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

EFR 2016-2, LLC, as Debtor

By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	President

ENOVA INTERNATIONAL, INC., as Seller

By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	President

[Signature Page to Sale Agreement]

EXHIBIT A

[FORM OF] CONSUMER LOANS ASSIGNMENT

For value received, in accordance with the Sale Agreement, dated as of December 1, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Sale Agreement”) between EFR 2016-2, LLC, as Debtor (the “Debtor”), and Enova International, Inc., as Seller (the “Seller”), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Debtor, without recourse (subject to the obligations set forth herein and in the Sale Agreement) all right, title and interest of the Seller in and to the following:

(a)the Related Consumer Loans set forth in the .csv file delivered in connection with this Assignment and all monies received with respect to such Related Consumer Loans on and after the related Cutoff Date;

(b)the Consumer Loan File related to each Related Consumer Loan and any and all other Instruments, including Promissory Notes (each as defined in the Code), if any, and other documents relating to the Related Consumer Loans and the related Obligors acquired by the Seller pursuant to the Transfer Agreement;

(c)all right, title and interest of the Seller in, to and under the Transfer Agreement;

(d)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Debtor or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller; and

(e)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

1.Definitions.  All terms defined in the Sale Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” means, with respect to the Consumer Loans and the Other Conveyed Property being conveyed hereby, _____, 20__.

2.Transfer, Assignment and Sale of Consumer Loans.  The Seller hereby certifies that the Related Consumer Loans and Other Conveyed Property assigned to the Debtor hereunder are free and clear of all Liens and that the beneficial interest in and title to such Related Consumer Loans and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and under the Sale Agreement is held not to be a sale, the transfer and assignment of such Related Consumer Loans and Other Conveyed Property hereunder shall

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constitute a grant of a security interest by the Seller to the Debtor in the property referred to in Section 2 above, which security interest has been assigned to the Lender, and this Assignment and the Sale Agreement shall each constitute a security agreement under applicable law.

3.Further Encumbrance of Consumer Loans and Other Conveyed Property.

(a)Immediately upon the conveyance to the Debtor by the Seller of the Related Consumer Loans and any item of Other Conveyed Property hereto, all right, title and interest of the Seller in and to such Related Consumer Loans and Other Conveyed Property shall terminate and all such right, title and interest shall vest in the Debtor.

(b)Immediately upon the vesting of such Related Consumer Loans and Other Conveyed Property in the Debtor, the Debtor shall have assumed the sole right to pledge or otherwise encumber such Related Consumer Loans and Other Conveyed Property.

4.Governing Law.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered by a duly authorized officer on the day and year first above written.

ENOVA INTERNATIONAL, INC., as Seller

By:
Name:
Title:

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